UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 30, 2006

  FBO AIR, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

333-56046	87-0617649
(Commission File Number)	(I.R.S. Employer Identification No.)

101 Hangar Road
Wilkes-Barre/Scranton International Airport
Avoca, PA	18641
(Address of Principal Executive Offices)	(Zip Code)

(570) 414-1400

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-d(b))

[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 3 - Securities and Trading Markets

Item 3.02. Unregistered Sales of Equity Securities

Since FBO Air, Inc., the registrant (“FBO Air”), filed on May 22, 2006 its Quarterly Report on Form 10-QSB for the quarter ended March 31, 2006, FBO Air granted options to purchase shares of its Common Stock, $.001 par value (the “Common Stock”), and issued shares in settlement of a law suit, as described below in this Item 3.02, none of which shares were registered under the Securities Act of 1933, as amended (the “Securities Act.

1(a)     On May 30, 2006, the Compensation Committee of the Board of Directors of FBO Air granted options effective April 1, 2006 to purchase an aggregate of 750,000 shares of the Common Stock.

(b)     There were no underwriters for the grants. An incentive stock option expiring March 31, 2011 to purchase 250,000 shares of the Common Stock was granted pursuant to FBO Air’s Stock Option Plan of 2005 (the “Option Plan”) to each of Ronald J. Ricciardi, FBO Air’s President and Chief Executive Officer, Jeffrey M. Trenk, FBO Air’s Executive Vice President for Business Development, and Robert J. Ettinger, Office of the Chief Executive/FirstFlight Division. The employment agreement of each such executive officer requires that he be granted an option effective April 1st of each year during the initial term of the agreement. Each such executive officer also currently serves as a director of FBO Air.

(c)     The options were not issued for cash and there were no underwriting discounts or commissions. As indicated in subsection (b) above, these options were issued in consideration of the services to be performed for FBO Air and its subsidiaries (FBO Air and its subsidiaries collectively the “Company”) by these three executive officers of FBO Air.

(d)     FBO Air claims that the grants of these options were exempt from the registration requirement of Section 5 of the Securities Act pursuant to the exemption of Section 4(2) of the Securities Act as transactions not involving a public offering. Each of the optionees represented to FBO Air that he was acquiring the option, and, if not registered under the Securities Act at the time, the shares of the Common Stock issuable upon the exercise of the option, for investment, and not with a view toward, or in connection with, a distribution (as the term “distribution” is contemplated under the Securities Act).

(e)     Each of the options is exercisable at $0.50 per share, the market price on March 31, 2006 (April 1, 2006 being a Saturday). Each option is exercisable, from time to time in its entirety or in part, until March 31, 2011.

(f)	Not applicable.

2(a)      On May 30, 2005, the Compensation Committee of the Board of Directors also granted options to purchase an aggregate of 160,000 shares of the Common Stock.

(b)     There were no underwriters. An incentive stock option expiring May 29, 2009 to purchase 20,000 shares of the Common Stock was granted, pursuant to the Option Plan, to each of eight employees of the Company.

(c)     The options were not issued for cash and there were no underwriting discounts or commissions. As indicated in subsection (b) above, these options were issued in consideration of the services to be performed for the Company by these employees of the Company.

(d)     FBO Air claims that the grants of these options were exempt from the registration requirements of Section 5 of the Securities Act pursuant to the exemption of Section 4(2) of the Securities Act as transactions not involving a public offering. Each of the optionees represented to FBO Air that he or she was acquiring the option, and, if not registered under the Securities Act at the time, the shares of the Common Stock issuable upon the exercise of the option, for investment, and not with a view toward, or in connection with, a distribution (as the term “distribution” is contemplated under the Securities Act).

(e)     Each of the options is exercisable at $0.51 per share, the market price on May 30, 2006, the date of grant. Each option is exercisable, from time to time in its entirety or in part, until May 29, 2009. Options granted to five of the eight employees, however, may not be exercised until May 30, 2007.

(f)	Not applicable.

3(a)	On May 31, 2006, FBO Air agreed to issue 57,598 shares of the Common Stock.

(b)     There were no underwriters for the transaction. The shares were issued to the plaintiff in settlement of a law suit pending in a state court in Harris County, Texas captioned Institutional Capital Management, Inc. vs. Michael W. Sciacchetano, et., al., which law suit was previously reported in FBO Air’s periodic reports.

(c)     The shares were not sold for cash, so that there were no offering price and no underwriting discounts or commissions. The shares were valued at the closing sales price on the day preceding the date of settlement. As indicated above, the consideration to FBO Air was settlement of a law suit. FBO Air also agreed to pay $29,375 in cash to the plaintiff.

(d)     FBO Air claims that the transaction was exempt from registration pursuant to Section 4(2) of the Securities Act in that it was a transaction not involving a public offering, there being only one offeree involved.

(e)	Not applicable.

(f)	Not applicable.

Section 9 - Financial Statements and Exhibits

Item 9.0.1 Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits

Exhibit No.	Description

10.1	Copy of Employment Agreement dated as of January 2,

2004 by and between Ronald J. Ricciardi and FBO Air. (1)

10.2	Copy of First Amendment effective April 1, 2005 to the Employment Agreement filed as Exhibit 10.1 hereto. (2)

10.3	Copy of Employment Agreement dated as of April 1, 2005 between Jeffrey M. Trenk and FBO Air. (2)

10.4	Copy of Employment dated as of April 1, 2005 by and between Robert J. Ettinger and FBO Air. (2)

10.5	Copy of the FBO Air, Inc.’s Stock Option Plan of 2005 dated as of December 13, 2005 (3)

___________________

(1)        Incorporated by reference to FBO Air’s Current Report on Form 8-K filed on October 5, 2004.

(2)        Incorporated by reference to FBO Air’s Current Report on Form 8-K filed on April 6, 2005.

(3)        Incorporated by reference to FBO Air’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005.

[Signature page follows]

Signatures

Pursuant to the requirements of the Securities Exchange Act, the registrant has caused this Report to be signed on its behalf by the undersigned duly authorized.

FBO Air, Inc.
(Registrant)

Dated:	June 5, 2006	By /s/ Ronald J. Ricciardi
Ronald J. Ricciardi
President and Chief Executive Officer

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